UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Monarch Casino & Resort, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONARCH CASINO & RESORT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 12, 2018

To the Stockholders of Monarch Casino & Resort, Inc.:

The Annual Meeting of Stockholders of Monarch Casino & Resort, Inc. will be held at the Atlantis Casino Resort Spa (“Atlantis”), 3800 South Virginia Street, Reno, Nevada 89502, on Tuesday, June 12, 2018, at 10:00 a.m. local time, for the following purposes:

1.

To elect John Farahi, Craig F. Sullivan and Paul Andrews as directors of the Company, each to serve until the 2020 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal; and

2.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers.

In addition, we will consider and transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 16, 2018 are entitled to notice of, and to vote at, the annual meeting. The stock transfer books will not be closed. On or about April 27, 2018, we will mail to our stockholders either a printed copy of our proxy statement and our annual report on Form 10‑K or a notice containing instructions on how to access our proxy statement and annual report and how to vote online. The notice also contains instructions on how you can receive a paper copy of our proxy materials, including the notice of annual meeting, proxy statement and proxy card, should you wish.

Stockholders are cordially invited to attend the annual meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT AND THEN CAST YOUR VOTE AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS, ON THE ENCLOSED PROXY CARD.

By order of the Board of Directors,

JOHN FARAHI
SECRETARY

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about April 27, 2018.

MONARCH CASINO & RESORT, INC.
PROXY STATEMENT

MONARCH CASINO & RESORT, INC.
3800 South Virginia Street
Reno, Nevada 89502

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is prepared for the stockholders of Monarch Casino & Resort, Inc. (the “Company,” “we,” “our” or “Monarch”) in connection with the annual meeting of stockholders of the Company to be held at the Atlantis Casino Resort Spa, 3800 South Virginia Street, Reno, Nevada 89502, on Tuesday, June 12, 2018, at 10:00 a.m. local time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders and more fully outlined herein.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on June 12, 2018

This Proxy Statement, form of proxy and our annual report on Form 10-K are available online at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Question: What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

Answer: Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to certain of our stockholders via the internet, instead of mailing printed copies of those materials to each stockholder. On or about April 27, 2018, we will mail to our stockholders either a printed copy of our proxy materials, including our Proxy Statement and our annual report on Form 10‑K, or a Notice of Internet Availability containing instructions on how to access our proxy materials. This electronic access process is designed to expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. However, if you prefer to receive a printed copy of our proxy materials and a paper proxy card, you may do so by following the instructions included in the Notice of Internet Availability.

Question: Why am I being provided with access to or receiving these proxy materials?

Answer: You are being provided with access to or are receiving these proxy materials because you owned shares of Monarch’s common stock par value $.01 per share (the “Common Stock”) as of the close of business on April 16, 2018, our record date. This Proxy Statement describes in detail matters on which we would like you, our stockholder, to vote. It also gives you information on these matters so that you can make an informed decision. If you will not be able to attend the annual meeting and vote in person, you are encouraged to read this Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions either in the Notice of Internet Availability or, if you received a printed copy of the proxy materials, on the enclosed proxy card. The shares represented by the proxy will be voted if the proxy is properly executed and received by the Company prior to the commencement of the annual meeting, or any adjournment thereof.

Question: On what matters am I being asked to vote?

Answer:

1.

To elect John Farahi, Craig F. Sullivan and Paul Andrews as directors of the Company, each to serve until the 2020 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal; and

2.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers.

Question: How does the board of directors recommend I vote on these proposals?

Answer: Our board of directors (“Board of Directors” or “Board”) recommends that you vote your shares FOR each of the nominees for director named in this Proxy Statement and FOR the executive compensation paid to our named executive officers.

Question: Do any of the proposals to be voted on create a statutory right of dissent under Nevada law?

Answer: None of the proposals to be voted on at the annual meeting creates a statutory right of dissent under Nevada law.

Question: Who is entitled to vote?

Answer: The record date for the annual meeting is April 16, 2018. Stockholders of record as of the close of business on that date are entitled to vote at the annual meeting. Both “stockholders of record” and “street name holders” are entitled to vote or direct the voting of their Common Stock. You are a “stockholder of record” if you hold Common Stock that is registered in your name at our transfer agent, Broadridge. You are a “street name holder” if you hold Common Stock indirectly through a nominee, such as a broker, bank or similar organization.

Question: If I am a stockholder of record, how do I vote?

Answer: You may vote via the Internet. You can vote by proxy over the Internet by following the instructions provided in the notice or on the separate proxy card if you have received a printed set of the proxy materials.

You may vote by telephone. You can submit your vote by proxy over the telephone by following the instructions provided in the notice or on the separate proxy card if you received a printed set of the proxy materials.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your vote by completing and returning the separate proxy card in the prepaid and addressed envelope.

You may vote in person at the meeting. All stockholders of record may vote in person at the annual meeting. Written ballots will be passed out to anyone who wants to vote at the meeting.

Question: If my shares are held by a broker, bank or other nominee, how do I vote?

Answer: If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote. In addition, if you are a street name holder and you wish to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other nominee in order to vote at the meeting.

Question: Can I revoke my proxy later?

Answer: Yes. You have the right to revoke your proxy at any time before the annual meeting. If you are a stockholder of record, you may do so by:

1.	voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time on the day before the annual meeting,
2.	delivering a signed revocation or a subsequently dated, signed proxy card to the Secretary of Monarch before the annual meeting, or
3.	attending the annual meeting and voting in person at the meeting (your mere presence at the annual meeting will not, by itself, revoke your proxy).

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

Question: How many shares can vote?

Answer: As of the close of business on the record date of April 16, 2018, 17,792,384 shares of Common Stock were issued and outstanding. We have no other class of voting securities outstanding. Each share of Common Stock entitles its holder to one vote.

Question: How is a quorum determined?

Answer: Our Bylaws provide that the holders of fifty percent (50%) of the voting power of the stock issued and outstanding and entitled to vote at the meeting, represented in person or by proxy, constitute a quorum at a meeting of the stockholders. Abstentions and broker non-votes will be counted as present for quorum purposes.

Question: What is required to approve each proposal once a quorum has been established?

Answer:

Election of Directors. An affirmative vote of a majority of the shares present and entitled to vote at the meeting, either in person or by proxy, is required for the election of directors. Stockholders do not have the right to cumulate their votes for directors.

Advisory Vote on Executive Compensation. An affirmative vote of a majority of the shares present and entitled to vote at the meeting, either in person or by proxy, is required for approval of the advisory vote on executive compensation.  Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Other Items. For any other item which may properly come before the meeting, the affirmative vote of a majority of the shares present and entitled to vote at the meeting, either in person or by proxy, will be required for approval, unless otherwise required by law.

Question: What happens if I abstain?

Answer: Abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote for each of the proposals. Abstentions are counted for purposes of determining whether there is a quorum.

Question: How will my shares be voted if I do not give specific voting instructions?

Answer: If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or
•

Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders, John Farahi and Bob Farahi, will vote your shares in the manner recommended by our Board of Directors as follows: FOR each of the nominees for director named in this Proxy Statement and FOR the executive compensation paid to our named executive officers.

All of the proposals contained in this Proxy Statement are considered non-discretionary items. If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any of the proposals included in this Proxy Statement, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will be counted for purposes of determining whether there is a quorum. Broker non-votes will be treated as though they are not entitled to vote and will not affect the outcome of the proposals. Please instruct your bank or broker so your vote can be counted.

Question: How will voting on any other business be conducted?

Answer: Although we do not know of any business to be considered at the annual meeting other than the proposals described in this Proxy Statement, if any other business properly comes before the annual meeting, your proxy or voting instruction gives authority to the proxyholders, John Farahi and Bob Farahi, to vote on those matters in their discretion.

Question: What if a quorum is not present at the meeting?

Answer: If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the annual meeting.

Question: How much stock do Monarch’s directors and executive officers own?

Answer: As of April 16, 2018, our current directors and executive officers collectively beneficially owned,  4,216,977 shares of our Common Stock, excluding any shares issuable upon exercise of stock options,  constituting approximately 23.70% of the outstanding shares. It is expected that these persons will vote the shares held by them for each of the director nominees named in this Proxy Statement and in accordance with the Board of Directors’ recommendation on the other proposals contained in this Proxy Statement.

Question: Who will bear the costs of this solicitation?

Answer: Our Board of Directors is soliciting these proxies. We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners, and we will reimburse these persons for related postage and clerical expenses.

2019 ANNUAL MEETING OF STOCKHOLDERS

Proposals for Inclusion in the Proxy Statement. The next annual meeting of stockholders is expected to be held on or about June 4, 2019 (the “2019 Annual Meeting”).  The date by which stockholder proposals must be received by us for inclusion in proxy materials relating to the 2019 Annual Meeting is December 28, 2018. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement and Nominations for Director. Stockholder proposals not included in our Proxy Statement and stockholder nominations for director may be brought before an annual meeting of stockholders in accordance with the advance notice procedures described in our Bylaws. Stockholders desiring to present proper proposals, other than the nomination of persons for election to the Board, must submit proposals that meet the eligibility criteria under our Bylaws, including submission of notice to the Company no later than March 21, 2019. Stockholders desiring to present nominations of persons for election to the Board must submit such nominations to the Company. We must receive such nomination no earlier than March 6, 2019 and no later than March 21, 2019.

Unless a stockholder proposal for the 2019 Annual Meeting is submitted to the Company prior to March 13, 2019, management may use its discretionary voting authority to vote management proxies on any such stockholder proposal.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN OTHER BENEFICIAL OWNERS

The following table shows the beneficial ownership as of April 16, 2018 of our Common Stock held by each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock,  all named executive officers, directors and director nominees, and all executive officers and directors as a group.  The percentages shown are based on 17,792,384 shares of Common Stock outstanding as of April 16, 2018. Except as set forth below, the address for all listed parties is 3800 South Virginia Street, Reno, Nevada 89502.

	Shares of
	Common Stock
	Beneficially		Percent of
Beneficial Owner	Owned (1)(2)		Class
John Farahi	3,135,945	(3)(4)	17.36%
3800 South Virginia Street
Reno, NV 89502
Bob Farahi	1,481,036	(5)(6)	8.26%
3800 South Virginia Street
Reno, NV 89502
David Farahi	111,666	(7)	*
Edwin S. Koenig	3,333	(8)	*
Yvette E. Landau	48,800	(9)	*
Craig F. Sullivan	24,400	(10)	*
Paul Andrews	24,400	(11)	*
Ben Farahi	1,758,772	(12)	9.88%
3652 S. Virginia Street; suite C7
Reno, NV 89502
BlackRock Inc.	1,487,947	(13)	8.36%
55 East 52nd Street
New York, NY 10055
Park West Asset Management LLC	1,335,789	(14)	7.51%
900 Larkspur Landing Circle, Suite 165
Larkspur, CA 94939
JPMorgan Chase & Co.	1,045,863	(15)	5.88%
270 Park Avenue
New York, NY 10017
All executive officers and directors as a group (7 persons)	4,829,580		26.24%

*Less than 1%.

(1)	Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.
(2)	Includes shares issuable upon exercise of options which are exercisable within 60 days of April 16, 2018.
(3)	Includes 1,105,937 shares held in trusts.
(4)	Includes options to purchase 266,668 shares under the 2014 Plan (as defined below).
(5)	Includes 969,626 shares held in trusts.
(6)	Includes options to purchase 133,336 shares under the 2014 Plan.
(7)	Represents options to purchase 111,666 shares under the 2014 Plan.
(8)	Represents options to purchase 3,333 shares under the 2014 Plan.
(9)	Represents options to purchase 48,800 shares under the 2014 Plan.
(10)	Includes options to purchase 24,400 shares under the 2014 Plan.

(11)	Represents options to purchase 24,400 shares under the 2014 Plan.
(12)	Based on a Schedule 13D/A filed with the SEC on November 27, 2017.
(13)

 Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2018. BlackRock, Inc. has sole voting power with respect to 1,463,004 shares and sole investment power with respect to all of the shares beneficially owned.

(14)

 Based on a Schedule 13G filed by Park West Asset Management LLC (“PWAM”) with the SEC on February 14, 2018.  PWAM is the investment manager to (a) Park West Investors Master Fund, Limited (“PWIMF”), that is the holder of 1,191,588 shares and (b) Park West Partners International, Limited (“PWPI” and, collectively with PWIMF, the “PW Funds”), the holder of 144,201 shares. Peter S. Park is the sole member and manager of PWAM.  The 1,335,789 shares held in the aggregate by the PW Funds may be deemed to be beneficially owned indirectly by both PWAM and Mr. Park. Mr. Park and PWAM each has shared voting and investment power with respect to all of the shares beneficially owned. PWIMF has shared voting and investment power with respect to 1,191,588 of the shares beneficially owned.

(15)

 Based on a Schedule 13G/A filed by JPMorgan Chase & Co. with the SEC on January 25, 2018. JPMorgan Chase & Co. has sole voting power with respect to 965,927 shares and sole investment power with respect to all of the shares beneficially owned.

PROPOSAL 1: ELECTION OF DIRECTORS

The Bylaws of the Company provide for a board of directors consisting of five persons; however, the Bylaws may be amended from time to time to permit between three and twelve directors.  The Board currently has five directors, divided into two classes designated as Class A (consisting of three directors) and Class B (consisting of two directors). Members of each class serve for a two-year term. At each annual meeting, the terms of one class of directors expire. The term of office of the current Class A directors will expire at the 2018 Annual Meeting of Stockholders. The term of office of the current Class B directors will expire in 2019. Each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier death, resignation or removal. Each of the nominees is a current director of the Company.

If the proxy is duly executed and received in time for the annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees John Farahi, Craig F. Sullivan and Paul Andrews for terms of office expiring in 2020. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board to replace any such nominee. The Board presently has no knowledge or reason to believe that any of the nominees will refuse or be unable to serve.

Any vacancies on the Board which occur during the year will be filled, if at all, by the Board through an appointment of an individual to serve only until the next annual meeting of stockholders. If re‑elected at such meeting, such director would serve until the expiration of the term applicable to the vacated position.

The Company, each director and executive officer who has been required by the Nevada State Gaming Control Board and Nevada Gaming Commission (collectively, the “Nevada Gaming Authorities”) to be found suitable has been found suitable by the Nevada Gaming Authorities. Beginning in 2011, the Chairman of the Audit Committee is required to be found suitable by the Nevada Gaming Authorities, and Mr. Sullivan, our current Chairman of the Audit Committee, was found suitable by the Nevada Gaming Authorities on March 22, 2018. Future new members of the Board, if any, may be required to be found suitable in the discretion of the Nevada Gaming Authorities. The Colorado Division of Gaming (the “Colorado Regulatory Authorities”) also requires a finding of suitability for each director by the Colorado Regulatory Authorities. Each of our directors has been found suitable by the Colorado Regulatory Authorities. Should any director later be found not to be suitable by the Nevada Gaming Authorities or the Colorado Gaming Authorities, that person will not be eligible to continue serving on the Board and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF JOHN FARAHI, CRAIG F. SULLIVAN AND PAUL ANDREWS TO THE BOARD OF DIRECTORS.

The following information is furnished with respect to each member of the Board or nominee thereto. Similar information is provided for the Company’s executive officers who are not directors. John Farahi and Bob Farahi are brothers. David Farahi, our Chief Operating Officer, is John Farahi’s son. There are no other family relationships between or among any directors, nominees to the Board, or executive officers of the Company.

The Company, through its direct wholly owned subsidiary, Golden Road Motor Inn, Inc. (“Golden Road”), owns and operates the Atlantis Casino Resort (the “Atlantis”) in Reno, Nevada, and through its indirect wholly owned subsidiary, Monarch Black Hawk, Inc., owns and operates the Monarch Casino Black Hawk (“Black Hawk”) in Black Hawk, Colorado.

DIRECTORS AND NOMINEES

		Director
Name	Age	Since	Position
John Farahi	70	1993	Co‑Chairman of the Board,
(Nominee for term expiring in 2020)			Chief Executive Officer, Secretary and Director
Bob Farahi	67	1993	Co‑Chairman of the Board,
(Term expiring in 2019)			President and Director
Paul Andrews	53	2014	Director
(Nominee for term expiring in 2020)
Yvette E. Landau	61	2010	Director
(Term expiring in 2019)
Craig F. Sullivan	71	1998	Director
(Nominee for term expiring in 2020)

JOHN FARAHI has been Co‑Chairman of the Board and Chief Executive Officer of the Company since its inception and of Golden Road since June 1993. He has served as Secretary of the Company since November 2011. From 1973 until June 1993, Mr. Farahi was President, Director, and General Manager of Golden Road,  a direct wholly owned subsidiary of the Company. Mr. Farahi is a partner in Farahi Investment Company (“FIC”) which is engaged in real estate investment and development. Mr. Farahi served on the Washoe County Airport Authority as a Trustee from July 1997 until June 2005. Mr. Farahi is a former member of the Nevada Commission on Tourism and served as a Board Member of the Reno-Sparks Convention and Visitors’ Authority until 2017. Mr. Farahi was appointed in 2013 by President Barack Obama to the United States Holocaust Memorial Council. Mr. Farahi holds a political science degree from the California State University at Hayward. The Board believes Mr. Farahi is qualified to serve as a director due to his specific experience as a casino operator and his knowledge of the casino industry.

BOB FARAHI has been Co‑Chairman of the Board and President of the Company since its inception and of Golden Road since 1993. From 1973 until June 1993, Mr. Farahi was Vice President and a Director of Golden Road, a direct wholly owned subsidiary of the Company. Mr. Farahi divides his working time between the Company and the other private companies with which he is involved. Mr. Farahi is a partner in FIC. Mr. Farahi holds a biochemistry degree from the University of California at Berkeley. The Board believes Mr. Farahi is qualified to serve as a director due to his specific experience as a casino operator and in real estate development and his knowledge of the casino industry.

PAUL ANDREWS has been a member of the Board since May 2014 and is the President and CEO of the National Western Stock Show and Complex (“NWSS”), which plays host to the National Western Stock Show each January and over 240 other events each year in Denver, Colorado. Prior to joining NWSS in November 2010, Mr. Andrews spent 20 years in various capacities with Denver-based Kroenke Sports Enterprises LLC, owner of the Denver Nuggets, the Colorado Avalanche and the Pepsi Center Arena. Mr. Andrews served in various sales, marketing and administrative capacities while at Kroenke including the position of Executive Vice President in which he was responsible for all business operations. The Board believes Mr. Andrews is qualified to serve as a director due to his significant operations, marketing and sales experience.

YVETTE E. LANDAU has been a member of the Board since June 2010. Ms. Landau was general counsel and corporate secretary of Mandalay Resort Group from 1996 until 2005. Since 2005, Ms. Landau has been co‑owner of W.A. Richardson Builders, LLC, a construction services firm specializing in casino resort development. Until May 2013, Ms. Landau served as a member of the Board of Directors of Greektown Superholdings, LLC which owns the Greektown Casino in Detroit, Michigan, and she currently serves as a member of the Board of Directors of Bossier Casino Venture, Inc. which owns the Margaritaville Resort Casino Bossier City in Louisiana and PlayAGS, Inc., a commercial gaming supplier. Ms. Landau is a past president of the International Association of Gaming Advisors, a worldwide organization of legal, financial and regulatory professionals in the gaming industry, and remains active with the organization as a counselor. Ms. Landau holds a bachelor’s degree from Arizona State University and a Juris Doctor degree from Northwestern University School of Law. The Board believes Ms. Landau is qualified to serve as a director due to her experience in hotel-casino management, her experience as an independent director of other casino companies and her experience in the legal and construction industries.

CRAIG F. SULLIVAN has been a member of the Board since September 1998. He was Chairman of the Board of Park Cattle Company (now Edgewood Companies) from July 2006 to June 2008. Since March 1998, Mr. Sullivan has been President of Sullivan & Associates, a strategic and financial consulting firm to companies in the gaming industry.  Mr. Sullivan was a director of PHL Local Gaming, LLC, which was a bidder for Philadelphia, Pennsylvania’s second casino license. From April 1995 to March 1998, Mr. Sullivan served as Chief Financial Officer and Treasurer of Primadonna Resorts, Inc., and from February 1990 to April 1995, Mr. Sullivan served as Treasurer of Aztar Corporation. Mr. Sullivan also served on the Board of New York-New York Hotel & Casino from March 1996 to June 1998. Mr. Sullivan holds a bachelor’s degree in economics from the George Washington University and holds a master’s degree in international management from the American Graduate School of International Management (now Thunderbird School of Global Management). The Board believes Mr. Sullivan is qualified to serve as a director due to his experience as a senior executive in the hotel-casino industry.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that the Company’s stockholders have the opportunity to cast a non-binding, advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s named executive officers. The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

The Company believes that the compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, other executive compensation tables and related narrative disclosures is hereby APPROVED.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements.

The Board of Directors UNANIMOUSLY recommends a vote to approve the compensation paid to our named executive officers.

EXECUTIVE  OFFICERS

In addition to John Farahi and Bob Farahi, whose biographical information is set forth above, our other executive officers are set forth below.

DAVID FARAHI, age 36, has been Chief Operating Officer since April of 2012. Mr. Farahi most recently held the positions of Executive Director of Gaming Operations and Director of Investor Relations for Monarch. Mr. Farahi began his gaming and hospitality career in 1998. He has extensive experience in over a dozen positions at Atlantis Casino Resort Spa. From 2004 to 2006, Mr. Farahi held finance positions with HSBC Bank plc in their New York, London and Geneva offices, in both the investment and private banking divisions. Mr. Farahi is currently serving in his second term as the President of the Colorado Gaming Association. Mr. Farahi holds an MBA from Columbia Business School with concentrations in both Real Estate and Finance and holds a Bachelor’s degree in Economics and International Studies from Northwestern University.

EDWIN S. KOENIG, age 50, has been the Chief Accounting Officer since March of 2016. Mr. Koenig served as the Company’s Director of Corporate Development and Analysis from May of 2015 until March of 2016. Prior to joining the Company, Mr. Koenig served in various assurance roles at Ernst & Young LLP from November of 2003 to April of 2015. Mr. Koenig is a certified public accountant with Bachelor’s degrees in Accounting from the University of Nevada Las Vegas and in Business Management from Sonoma State University.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

John Farahi, the Board’s Co‑Chairman, also serves as the Company’s Chief Executive Officer. Bob Farahi, the Board’s other Co‑Chairman also serves as the Company’s President. The Company does not have a lead independent director. At the time of this filing, the Company believes this is the best structure to leverage John and Bob Farahi’s respective operating expertise, professional experience and longevity with the Company. The Board is responsible for risk oversight. The Board regularly reviews information regarding our Company’s credit, liquidity and operations. In addition, each of our Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee assesses the risks that may be implicated by the Company’s executive compensation programs and the Audit Committee discusses with our independent auditor our major financial risk exposures. The Board believes that its leadership structure supports the Board’s effective oversight of the Company’s risks.

Director Independence

Each year, the Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us, or members of our senior management or other members of our Board of Directors, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, the Board has determined that Paul Andrews, Yvette E. Landau and Craig F. Sullivan are “independent directors,” as such term is defined in Nasdaq Rule 5605(a)(2).

Board and Committee Meetings

The Board held five meetings during 2017.  Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all committees on which he or she served during the period in which he or she was a director.

Annual Meetings

The Board has a policy that requires all directors to attend each annual meeting of stockholders absent exigent circumstances. All of our directors attended the 2017 annual meeting of stockholders.

Committees of the Board

The Board has a  standing Audit Committee,  Compensation Committee, and Marketing Committee.

Audit Committee

The Audit Committee is currently comprised of Craig F. Sullivan, Chair, Yvette E. Landau and Paul Andrews. During 2017, the Audit Committee held six regular meetings. The Audit Committee’s functions are: to review reports of the auditors to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company’s auditors to determine the scope of compliance and any deficiencies; to consider the selection of independent public accountants; to review and approve all related party transactions; and to make periodic reports on such matters to the Board. The Audit Committee adopted an Audit Committee Charter on June  14, 2000, and subsequently amended it effective June 7, 2001 and April 9, 2004. A copy of the charter may be viewed on the Company’s website at www.monarchcasino.com,  by clicking on Corporate Overview and then Corporate Governance.

All members of the Audit Committee meet the definition of “independence” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Rule 10A‑3(b)(1) and are “independent directors,” as such term is defined in Nasdaq Rule 5605(a)(2).

The Company believes that Craig F. Sullivan, Chairman of the Audit Committee, is a financial expert as defined by the SEC rules applied pursuant to the Sarbanes-Oxley Act of 2002 and as defined in Regulation S‑K, Item 407(d)(5)(ii). The relevant experience of Mr. Sullivan is summarized under “Election of Directions ― Directors and Nominees” above.

Compensation Committee

The Compensation Committee is currently comprised of Yvette E. Landau, Chair, Craig F. Sullivan and Paul Andrews. During 2017, the Compensation Committee held five meetings. The Compensation Committee determines and approves, or recommends to the Board for approval, all compensation and awards to the Company’s chief executive officer and other executive officers, and administers the 2014 Equity Incentive Plan, as amended (the “2014 Plan”). The Compensation Committee reviews at least annually the performance and the compensation of the chief executive officer in light of the corporate goals and objectives applicable to the compensation of the chief executive officer, and determines and approves the compensation level of the chief executive officer based on this evaluation. In determining compensation, or making recommendations regarding executive compensation, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation. The Compensation Committee may delegate its authority to subcommittees of the Compensation Committee when it deems appropriate and in the best interest of the Company. In conformity with Nasdaq Stock Market rules, the Compensation Committee adopted a charter on October 1, 2013. A copy of the charter may be viewed on the Company’s website at www.monarchcasino.com by clicking on Corporate Overview and then Corporate Governance. As set forth in the “Executive Compensation” section below, the Company did not engage compensation consultants in 2017.  All of the members of the Compensation Committee meet the independence requirements of the Nasdaq listing standards, including the heightened independence requirements specific to compensation committee members.

Marketing Committee

In 2016, a standing Marketing Committee was formed, currently comprised of Paul Andrews, Chair, Craig F. Sullivan and Yvette E. Landau. The primary function of the Marketing Committee is to review and evaluate marketing channels and plans that strengthen the Monarch brands. During 2017, the Marketing Committee held two meetings.

Nominations Function

The Company does not have a standing nominating committee, nor has the Board of Directors adopted a charter addressing the director nomination process. The Board of Directors believes that, at this time, it is appropriate for the Company not to have a nominating committee because the independent directors constituting the majority of the Board of Directors can adequately serve the function of considering potential director nominees from time to time as needed.

For annual meetings of stockholders, at which directors are to be elected in compliance with Nasdaq rule 5605(e), director nominees are recommended for the Board’s nomination solely by a majority of the independent directors. In making such recommendation, the qualifications of the prospective nominee which will be considered include the nominee’s personal and professional integrity, experience, skills, professional relationships, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to act in the best interests of the Company and its stockholders.

The Board of Directors’ overall diversity is a significant consideration in the director selection process. Monarch is an equal opportunity employer and does not discriminate based upon age, race, color, gender, national origin, disability, religion or veteran status. It is the Board of Director’s desire that the Board should be composed of qualified individuals who bring diverse professional expertise and points of view. All prospective Director nominees are evaluated on their professional merits, technical qualifications, demonstrated expertise, experience and ability to contribute in such a way as to bolster and expand the collective professional perspective of the Board.

The Board will consider all appropriate candidates proposed by our stockholders in accordance with the Company’s Bylaws. Potential candidates will be evaluated according to the same criteria, regardless of whether the candidate was recommended by the independent directors of the Board or stockholders. The requirements for nomination of a person to the Board by a security holder are set forth in Article II, Section 16 of the Company’s Bylaws and the qualifications for a person to be a director of the Company are set forth in Article II, Section 14 of the Bylaws. Both sections of the Bylaws are set forth below.

14. Eligibility of Directors. No Director is eligible to continue to serve as a Director of the Corporation who is required under Nevada or Colorado gaming laws to be found suitable to serve as a director and who is not found suitable or whose finding of suitability is suspended or revoked by Nevada or Colorado gaming authorities. Such eligibility shall cease immediately following whatever act or event terminates the director’s eligibility under the laws and gaming regulations of either the State of Nevada or the State of Colorado.

16. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 16 of Article II shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the Notice procedures set forth in this Section 16 of Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, unless waived by the Board of Directors, no person not already a Director shall be eligible to be elected or to serve as a Director unless such person’s notice of nomination shall be received at the principal executive offices of the Corporation at least seventy five (75) days before initiation of solicitation to the stockholders for election in the event of an election other than at an Annual Meeting and seventy five (75) days before the corresponding date that had been the record date for the previous year’s Annual Meeting or seventy five (75) days before the date of the next Annual Meeting of shareholders announced in the previous year’s proxy materials in the event of an election at an Annual Meeting. To be timely, no stockholder’s notice shall be received at the principal executive offices of the Corporation more than ninety (90) days before the meeting; provided, however, that in the event that less than ninety (90) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (b) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (vi) the consent of such nominee to serve as Director of the Corporation, if he is so elected; and (c) as to the stockholder giving the notice, (i) the name and record address of stockholder, and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Article II, Section 16. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Company did not receive any proposed director candidates submitted by any stockholder for inclusion in this Proxy Statement under the guidelines set forth above.

Communication with Directors

The Company’s stockholders may contact directors by sending an email to Lou Dorn, Chief Legal Officer and General Counsel at LDorn@MonarchCasino.com, which will be relayed to the board member or members specified in the message, or by addressing a letter to Monarch Casino & Resort, Inc., Board of Directors, 3800 South Virginia Street, Reno, Nevada 89502. Each communication should specify the applicable director or directors to be contacted.

Compensation Committee Interlocks and Insider Participation

Yvette E. Landau, Craig F. Sullivan, and Paul Andrews each served on the Compensation Committee during 2017. None of these directors is or has been a former or current executive officer of Monarch or had any relationships requiring disclosure by Monarch under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of Monarch’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during 2017.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our named executive officers (“NEOs”) are our (a) Chief Executive Officer (“CEO”), (b) President, (c) Chief Operating Officer (“COO”), and (d) Chief Accounting Officer (“CAO”). We seek to compensate our NEOs in a manner that will attract and retain qualified individuals who are responsible for the management, growth and success of the Company. We believe that NEO compensation should be designed to:

1.	motivate performance in areas consistent with our short and long-term objectives,
2.	reward for achieving those objectives, and
3.	encourage NEOs to continue in our employ.

We evaluate and establish the total compensation of our NEOs in light of what we believe to be the compensation practices, and relative corporate financial performance, of other companies in the gaming industry similar to us in terms of asset size and target market. In 2017, we did not engage compensation consultants in this process because i) we believed that the Compensation Committee was able to consider publicly available data and other data which provided us information upon which to make informed compensation decisions, and ii) because the Board operates under a prudent cost management philosophy. Because certain comparable companies in the gaming industry do not publicly report their compensation information, their compensation practices are not publicly available. As such, we rely on information that is publicly available, information that we obtain from industry sources, and the industry experience and knowledge of our Compensation Committee and other Board members in determining NEO compensation.

Compensation Elements

Our NEO compensation program utilizes four primary components, which include 1) annual salary, 2) annual cash bonus awards, 3) one-time cash awards and 4) stock option awards. Following is a discussion of each component.

Annual Salary

The salary element compensates each NEO for performance of the fundamental duties associated with that NEO’s position. In addition to what we believe to be the compensation practices and relative corporate financial performance of other companies in the gaming industry similar to us in asset size and target market, we consider other factors in establishing NEO annual salaries including the executive’s respective record of leadership and service to us, our growth during the NEO’s term of employment, the relative importance of the NEO in overseeing both our strategic direction and our day-to-day operations, the relative performance of our competitors and the NEO’s civic leadership. Salaries are reviewed annually and are adjusted as warranted.

Annual Cash Bonus Awards

To align NEO performance with our short-term operational and profit objectives, we utilize an annual cash bonus program (the “Bonus Program”) with an annual target set by the Board as a percentage (the “Target Bonus Percentage”) of the NEO’s annual salary. The Target Bonus Percentage is set at 20%. During the recession and until the effects of the global recession subsided,  the Target Bonus Percentage was set annually by the Board at percentages less than 20%.

The Bonus Program is comprised of both a quantitative and a qualitative component. The quantitative component is awarded based on achieving our annual profit goal, as established by the Board. The qualitative component of the cash bonus program for the chief executive officer, president and chief operating officer is awarded at the discretion of the Compensation Committee, which considers several factors of the NEO’s performance including, but not limited to, performance against specific tactical objectives as established by the Board, staff development, staff retention, operating process improvement and the implementation of programs resulting in permanent cost reductions. The qualitative component of the cash bonus program for the other executive officers is determined by the chief executive officer, subject to the Compensation Committee review and approval, and is based on their overall performance, as well as on completing specific projects and achieving specific goals.

The profit target is defined as a determined level of “Adjusted EBITDA”. The Board sets the Adjusted EBITDA target at a level they believe is both challenging and achievable. By establishing a target that is challenging, the Board believes that NEO performance, and therefore Company financial performance, is optimized. By setting a target that is also achievable, the Board believes that NEOs remain motivated to perform at the high level required to achieve the Adjusted EBITDA target. Adjusted EBITDA consists of net income plus provision for income taxes, stock based compensation expense, other one-time non-cash charges, interest expense, depreciation and amortization less interest income and any benefit for income taxes. The Adjusted EBITDA target for 2017 was $58.2 million. Under the Bonus Program, an additional evaluation is completed at year-end, which allows for the potential to exceed the Target Bonus Percentage. For every whole percentage point that our actual Adjusted EBITDA exceeds the full-year Adjusted EBITDA target, an additional 1% of NEO salary may be awarded up to a maximum of 40% of the NEO’s annual salary.

The Target Bonus Percentage for 2015 was set by the Board at 5%. For 2015, the Adjusted EBITDA target was exceeded by 12.9%. Accordingly, the quantitative NEO bonus was 5% plus up to an additional 12%, and a 15% bonus was awarded to John Farahi, Bob Farahi and David Farahi. For 2016, the Adjusted EBITDA target was exceeded by 2.1%. Accordingly, the quantitative NEO bonus was 5% plus up to an additional 2%, or an up to 7% total. The Compensation Committee reviewed the performance of the chief executive officer, president and chief operating officer and given their activities in planning and executing improvements at the properties, such as completing the redesign and upgrade of Toucan Charlie’s Buffet at Atlantis, completing and opening the new 9-story garage structure at Black Hawk, and despite the disruption caused by the construction activities at both properties, growing market share and achieving positive results at both properties, the Compensation Committee recommended an additional, qualitative component based, 3% bonus and a 10% bonus was awarded to John Farahi, Bob Farahi and David Farahi. The remaining named executive officers were each awarded a  12.5% bonus upon the recommendation of the chief executive officer and approval by the Compensation Committee.

In 2017, the Target Bonus Percentage was set at 20% of the NEO’s annual salary, the standard Target Bonus Percentage per our Bonus Program. For 2017, the Company achieved $58.0 million Adjusted EBITDA, which was slightly below the budget and 4.1% above 2016 Adjusted EBITDA. The Compensation Committee evaluated the demands and the performance of the NEO. Because all NEOs had experienced out of the ordinary job responsibilities given the changed Reno market and the expansion in Colorado, it was determined by the Compensation Committee and supported by the Board, to award a bonus of 12.5% of the base compensation to each of the NEOs.

One-Time Cash Awards

We may, from time to time, award one-time cash payments based on superior financial performance relative to the Board-established annual financial profit target when such performance is deemed to be extraordinary or in certain other exceptional circumstances.

Regarding extraordinary performance, such determination is based on several factors including, but not limited to, comparison of our financial performance relative to our competitors, the general market conditions in which those financial results were generated and other operating criteria that indicate that the financial results were abnormally strong given those market and operating conditions. Such performance criteria could serve as the basis for increasing an NEO’s salary level; however, by instead rewarding such performance with one-time cash awards, we believe we are more accurately promoting sustained, superior performance by more closely linking the reward with the timing of the performance. No one-time cash awards were paid for performance in 2015, 2016 and 2017.

Stock Option Awards

While it is difficult to predict the value an NEO will ultimately realize from the stock option compensation component, the compensation package is designed with the expectation that stock options will provide the highest potential reward of the four components of the NEO compensation package. As such, the most significant driver of NEO compensation is designed to correlate directly with the financial gains of our stockholders through changes in stock prices. As our stock price increases or decreases, the value of NEO stock option awards also increases or decreases. By designing the compensation program in this way, we believe that a significant portion of NEO compensation has been directly aligned with the interests of our stockholders.

NEOs receive an initial stock option grant (the “Initial Grant”) on their hire date and receive subsequent grants (the “Subsequent Grants”) in amounts equal to, and commensurate with, the portion of the Initial Grant that vests. The Initial Grant vests, assuming continued employment, in three equal tranches beginning on the third anniversary of the grant date and is fully vested on the NEO’s fifth anniversary. The Subsequent Grants vest three years after their respective grant date. Neither Initial Grants nor Subsequent Grants vest earlier than three years and in the case of Initial Grants, do not fully vest earlier than five years.

Stock option awards are granted at exercise prices equal to the closing market price of our stock on the date the stock option award is granted, except for any Incentive Stock Option (“ISO”) that might be granted to Mr. John Farahi, whose exercise price would be 110% of the relevant closing market price, since he is the beneficial owner of more than 10% of our Common Stock. As such, the value of the award increases only if our stock price increases subsequent to the stock option’s grant date. Because these awards vest over time, the stock option component of NEO compensation also encourages NEO retention, as value related to unvested stock options is forfeited if an NEO ceases to be employed by us. To date, the Compensation Committee has not granted ISOs.

Compensation Clawback Policy

Our NEO’s are subject to a compensation clawback policy. In the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid or awarded to an NEO would have been a lower amount had it been calculated based on such restated results, the awarded compensation is subject to repayment by the NEO.

Change in Control Vesting

Stockholders approved the 2014 Plan on May 21, 2014. The 2014 Plan serves as the successor to our 1993 Employee Stock Option Plan, 1993 Executive Long-Term Incentive Plan and 1993 Directors’ Stock Option Plan (which plan terminated on June 13, 2013) (the “Predecessor Plans”). The 2014 Plan became effective as of May 21, 2014 and the remaining two Predecessor Plans terminated on that date (except with respect to awards previously granted under the Predecessor Plans that remain outstanding).

In order for any equity award held by the NEOs under the 2014 Plan to accelerate, there must be a change in control (which is also a corporate transaction) of Monarch, and the NEO must have been involuntarily terminated without cause or have resigned for good reason (as defined in the 2014 Plan) within twelve months of the change in control (often referred to as a “double trigger”). Upon a change in control (which is not also a corporate transaction), any equity awards held by the NEOs under the 2014 Plan will automatically vest on the date of such change in control.

Other Benefits and Compensation Matters

401(k) and Health Benefit Plans. The NEOs are permitted to participate in our 401(k) and health benefit plans on the same basis, and at the same benefit level, as the rest of our full-time employees. The plans include subsidized health insurance benefits and an annual 401(k) matching contribution up to two percent of their annual salary.

Use of Company-provided Vehicle. Our CEO, President and COO are each provided the use of a Company-provided vehicle.

Use of Company-provided Housing. Until January of 2016 the Company leased a condominium in Denver, Colorado to house our COO who relocated to Denver, Colorado at the Company’s request in order to manage the Company’s property in Black Hawk, Colorado, and while transitioning the day-to-day management to the property’s General Manager.

Prohibition of option repricing or cash buyouts. Our policy is to prohibit any form of option repricing or to exchange underwater stock options for a cash settlement unless approval of stockholders has been granted.

Prohibition of speculative and hedging transactions. All employees are prohibited from participating in short sales of, and trading in, put and call options on, the Company’s securities.

Compensation Committee Process

The Compensation Committee determines and approves, or recommends to the Board for approval, all compensation and awards to the Company’s chief executive officers and other executive officers.  The Compensation Committee reviews at least annually the performance and the compensation of the chief executive officer in light of the corporate goals and objectives applicable to the compensation of the chief executive officer, and determines and approves the compensation level of the chief executive officer based on this evaluation. In determining compensation, or making recommendations regarding executive compensation, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation.

Risk Assessment

In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates NEOs to focus on the creation of stockholder value without encouraging unnecessary or excessive risk taking. To this end, the Committee carefully reviews the principal components of NEO compensation. Base salaries are fixed in amount. Annual incentive pay is focused on achievement of certain specific overall financial goals and is determined using multiple performance criteria. The other major component of our NEOs’ compensation is long-term incentives through stock options, which we believe is important to help further align NEOs’ interests with those of our stockholders. We believe that these cash and incentive awards, especially when combined with the compensation clawback policy described above, appropriately balance risk, payment for performance and align NEO compensation with stockholders interests without encouraging unnecessary or excessive risk taking.

COMPENSATION COMMITTEE REPORT

Notwithstanding any statement to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings or otherwise deemed filed.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S‑K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

By:	Yvette E. Landau, Chair
Paul Andrews, Member
Craig F. Sullivan, Member

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding compensation of our NEOs for services rendered during the last three completed fiscal years.

				Option	All Other
		Salary	Bonus	Awards	Compensation		Total
Name and Position	Year	($)	($) (1)	($) (2)	($)		($)
John Farahi,	2015	$750,000	$112,500	$410,109	$22,469		$1,295,078
Co-Chairman of the Board,	2016	$750,000	$75,000	$456,203	$25,501		$1,306,704
Secretary and	2017	$750,000	$93,750	$1,006,840	$18,651	(3)	$1,869,241
Chief Executive Officer
Bob Farahi,	2015	$150,000	$22,500	$205,061	$7,078		$384,639
Co-Chairman of the Board	2016	$244,612	$24,461	$228,101	$25,005		$522,179
and President	2017	$250,000	$31,250	$503,405	$25,182	(4)	$809,837
David Farahi,	2015	$325,000	$48,750	$117,501	$53,242		$544,493
Chief Operating Officer	2016	$325,000	$32,500	$137,332	$15,567		$510,399
	2017	$325,000	$40,625	$326,707	$3,121	(5)	$695,453
Edwin S. Koenig,	2015	—	—	—	—		—
Chief Accounting Officer	2016	$150,000	$18,750	—	$3,000		$171,750
	2017	$160,968	$20,121	—	$3,594	(6)	$184,683

(1)	The bonuses reflect amounts earned in the specified year.
(2)

The amounts in this column do not reflect compensation actually received by the NEO nor do they reflect the actual value that will be recognized by the NEO. Instead the amounts reflect the aggregate grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the stock option awards, refer to Note 9 to our financial statements for the year ended December 31, 2017, which are included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

(3)

This amount reflects (a) $15,167 relating to the annual cost of the Company-owned automobile, which is calculated by amortizing the total cost of the automobile over five (5) years, and (b) $3,484 for the associated automobile insurance and registration.

(4)

This amount reflects (a) $21,865 relating to the annual cost of the Company-owned automobile, which is calculated by amortizing the total cost of the automobile over five (5) years, and (b) $3,317 for the associated automobile insurance and registration.

(5)

This amount reflects (a) $820 relating to the annual cost of the Company-owned automobile, which was fully amortized during 2017, based on five (5) years amortization schedule, and (b) $2,301 for the associated automobile insurance and registration.

(6)	This amount reflects the Company’s contribution to Mr. Koenig’s 401(k) plan.

Grants of Plan Based Awards Made in Fiscal 2017

The following table presents information regarding the equity incentive awards granted to our NEOs for 2017.

		All Other	All Other			Grant
		Stock	Option			Date Fair
		Awards:	Awards:		Exercise	Value of
		Number of	Number of		or Base	Stock
		Shares of	Securities		Price of	and
		Stock or	Underlying		Option	Option
		Units	Options		Awards	Awards
Name	Grant Date	(#)	(#)		($/Sh) (1)	($) (2)
John Farahi,	11/1/2017	—	66,668	(3)	$45.32	$1,006,840
Co-Chairman of the
Board, Secretary and
Chief Executive Officer
Bob Farahi,	11/1/2017	—	33,333	(3)	$45.32	$503,405
Co-Chairman of the
Board and President
David Farahi,	2/1/2017	—	13,333	(3)	$23.54	$104,004
Chief Operating Officer	3/1/2017	—	1,666	(3)	$26.93	$14,913
	8/1/2017	—	6,667	(3)	$33.34	$73,280
	9/1/2017	—	11,666	(3)	$35.10	$134,510
Edwin S. Koenig,	—	—	—		—	—
Chief Accounting Officer

(1)

The Company’s policy is to set exercise prices for stock option awards equal to the closing price of the Company’s stock on the grant date. If the grant date falls on a date that the stock market is closed, the exercise price is set at the closing price on the last day that the market was open before the grant date.

(2)

The amounts in this column represent the aggregate grant date fair value of equity awards granted to our NEOs during the fiscal year ended December 31, 2017, calculated in accordance with FASB ASC Topic 718.

(3)	The option award vests 100% on the third anniversary of the grant date subject to continued employment on that date.

Option Exercises and Stock Vested in Fiscal 2017

The following table provides information for our NEOs for options that were exercised during 2017 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

Option Awards
	Number of Shares	Value
	Acquired on	Realized on
	Exercise	Exercise
Name	(#)	($) (1)
John Farahi,	66,668	$333,347
Co-Chairman of the Board, Secretary and Chief Executive Officer
Bob Farahi,	33,334	$197,004
Co-Chairman of the Board and President
David Farahi,	—	—
Chief Operating Officer
Edwin S. Koenig,	—	—
Chief Accounting Officer

(1)	Represents the spread between (i) the market price of our common stock at exercise and (ii) the exercise price of all options exercised during the year, multiplied by the number of options exercised.

Outstanding Equity Awards at Fiscal 2017 Year-End

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2017.

	Option Awards

				Equity
				Incentive
				Plan
				Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option
	Options	Options		Unearned	Exercise	Option
	Exercisable	Unexercisable		Options	Price	Expiration
Name	(#)	(#)		(#)	($)	Date
John Farahi,	66,668			—	$9.33	10/21/2021
Co-Chairman of the	66,666			—	$8.56	10/09/2022
Board, Secretary and	66,666			—	$21.71	10/21/2023
Chief Executive Officer	66,668			—	$12.32	10/21/2024
		66,666	(1)	—	$17.62	10/21/2025
		66,666	(2)	—	$23.08	11/01/2026
		66,668	(3)	—	$45.32	11/01/2027
Bob Farahi,	33,334			—	$9.33	10/21/2021
Co-Chairman of the	33,334			—	$8.56	10/09/2022
Board and President	33,334			—	$21.71	10/21/2023
	33,334			—	$12.32	10/21/2024
		33,334	(1)	—	$17.62	10/21/2025
		33,333	(2)	—	$23.08	11/01/2026
		33,333	(3)	—	$45.32	11/01/2027
David Farahi,	5,000			—	$6.72	02/10/2020
Chief Operating Officer	5,000			—	$11.15	06/21/2020
	20,000			—	$10.20	07/12/2020
	1,667			—	$9.30	08/13/2021
	1,667			—	$7.42	08/13/2022
	30,000			—	$7.55	08/21/2022
	1,666			—	$10.33	02/10/2023
	6,666			—	$17.79	07/12/2023
	1,667			—	$20.00	08/13/2023
	26,666	13,334	(4)	—	$19.00	01/17/2024
	1,666			—	$18.41	02/10/2024
	6,667			—	$14.95	07/12/2024
	1,667			—	$12.40	08/13/2024
		1,667	(5)	—	$17.08	02/10/2025
		6,667	(6)	—	$20.69	07/12/2025
		1,667	(7)	—	$18.44	08/13/2025
		10,000	(8)	—	$17.60	08/21/2025
		1,666	(9)	—	$20.49	03/01/2026
		6,666	(10)	—	$23.52	08/01/2026
		11,667	(11)	—	$23.63	09/01/2026
		13,333	(12)	—	$23.54	02/01/2027
		1,666	(13)	—	$26.93	03/01/2027
		6,667	(14)	—	$33.34	08/01/2027
		11,666	(15)	—	$35.10	09/01/2027
Edwin S. Koenig,		10,000	(16)	—	$18.84	05/04/2025
Chief Accounting Officer

(1)	Vests in full on October 21, 2018, subject to continued employment through that date.
(2)	Vests in full on November 1, 2019, subject to continued employment through that date.
(3)	Vests in full on November 1, 2020, subject to continued employment through that date.
(4)	Vests as follows subject to continued employment through the noted dates: 13,333 shares vested on January 17, 2017, 13,333 shares vested on January 17, 2018 and 13,334 shares vest on January 17, 2019.
(5)	Vested in full on February 10, 2018.
(6)	Vests in full on July 12, 2018, subject to continued employment through that date.
(7)	Vests in full on August 13, 2018, subject to continued employment through that date.
(8)	Vests in full on August 21, 2018, subject to continued employment through that date.

(9)	Vests in full on March 1, 2019, subject to continued employment through that date.
(10)	Vests in full on August 1, 2019, subject to continued employment through that date.
(11)	Vests in full on September 1, 2019, subject to continued employment through that date.
(12)	Vests in full on February 1, 2020, subject to continued employment through that date.
(13)	Vests in full on March 1, 2020, subject to continued employment through that date.
(14)	Vests in full on August 1, 2020, subject to continued employment through that date.
(15)	Vests in full on September 1, 2020, subject to continued employment through that date.
(16)	Vests as follows subject to continued employment through the noted dates: 3,333 shares vest on May 4, 2018, 3,333 shares vest on May 4, 2019 and 3,334 shares vest on May 4, 2020.

Potential Payments Upon Termination in Connection with Change in Control

In order for any equity award held by the NEOs under the 2014 Plan to accelerate, there must be a change in control (which is also a corporate transaction) of Monarch, and the NEO must have been involuntarily terminated without cause or have resigned for good reason (as defined in the 2014 Plan) within twelve months of the change in control (often referred to as a “double trigger”). Upon a change in control (which is not also a corporate transaction), any equity awards held by the NEOs under the 2014 Plan will automatically vest on the date of such change in control.

Other than as outlined above, there are no changes in control agreements with any of our employees.

The estimated payments that would be provided to each of our NEOs as a result of a termination for good reason or without cause in connection with a change in control as described above are set forth in the table below. Calculations for this table are based on the assumption that the termination for good reason or without cause took place on December 31, 2017.

Payment Upon
Termination for Good Reason
or Without Cause in Connection
Name	With a Change in Control ($) (1)
John Farahi,	$3,262,634
Co-Chairman of the Board, Secretary and Chief Executive Officer
Bob Farahi,	$1,631,344
Co-Chairman of the Board and President
David Farahi,	$1,800,782
Chief Operating Officer
Edwin S. Koenig,	$259,800
Chief Accounting Officer

(1)

Represents the value of accelerated stock options which reflects the excess of the market price of our Common Stock on December 29, 2017 ($44.82) over the per share exercise price of any stock option which was unvested as of December 31, 2017. All options granted are subject to double-trigger accelerated vesting upon a change in control (which is also a corporate transaction), as described above.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the median annual total compensation of its employees and the annual total compensation of the Company’s  CEO. In 2017, the total annual compensation for John Farahi, the Company’s CEO, including, in addition to the compensation categories required per Item 402(c)(2)(x) of Regulation S-K, the personal benefits (employer’s portion of medical insurance and employer match of 401(k) contribution), was $1,892,926. In accordance with the SEC rules and based on the methodology described below, we determined the Company’s median employee and such median employee’s 2017 total annual compensation was $34,224. Consequently, the resulting pay ratio of total annual compensation of Mr. Farahi to the median employee for 2017 was 55:1.

We used the following methodologies to identify the median employee and calculate total annual compensation:

•	We used the Company’s 2017 payroll records for all full-time and part-time active employees as of December 31, 2017, which consisted of 2,152 employees.
•	We annualized the basic cash compensation for all employees hired during 2017. Basic cash compensation includes: regular pay, actual tips, distribution tips and commission.
•

We chose total annual compensation to determine the median employee, as well as the measure of compensation for the CEO and for the median employee. Total compensation includes: basic cash compensation, overtime pay, holiday pay, bonus, any additional pay (meetings and training, upsell pay, etc.), grant date fair value of stock options awarded, employer portion of medical insurance expense and employer match of 401(k) contribution.

•	CEO pay ratio was calculated by dividing the CEO’s total compensation by the median employee’s total compensation.

DIRECTORS COMPENSATION ― FISCAL 2017

Directors who are not employees of the Company are paid a cash fee of $40,000 annually. Each non-employee director serving as the chairman of a standing committee of the Board received an additional annual cash fee of $10,000 for each standing committee chaired during the year. The equity compensation component of non-employee director compensation consists of an annual stock option grant to purchase 6,100 shares comprised of 4,800 shares for service as a director and 1,300 shares for service as a committee chair. The options vest on the six-month anniversary of the grant date.

			Grant
			Date
			Fair
	Fees		Value of
	Earned or		Stock
	Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($) (1)	($)	($) (2) (3)	($)
Yvette E. Landau	$50,000	—	$46,915	$96,915
Craig F. Sullivan	$50,000	—	$46,915	$96,915
Paul Andrews	$50,000	—	$46,915	$96,915

(1)	The amounts in this column include $40,000 of annual fees earned and paid in cash for services as a director and $10,000 of earned and paid in cash annual committee chairmanship fees.
(2)

The amounts in this column reflect the aggregate grant date fair value of awards for the fiscal year ended December 31, 2017 computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the fiscal 2017 grants, refer to Note 9 in our financial statements for the year ended December 31, 2017, which is included in our Annual Report on Form 10-K filed with the SEC.

(3)

On the date of the prior year’s Annual Stockholders Meeting, each non-employee director received a stock option grant to purchase 6,100 shares comprised of 4,800 shares for service as a director and 1,300 shares for service as a committee chair. The options were issued at exercise prices equal to the closing price of the Company’s stock on the grant date. The options vested on the six-month anniversary of the grant date.

The following table sets forth the aggregate number of unexercised stock options outstanding at December 31, 2017 for each of our non-employee directors.

Aggregate Number of
Unexercised Stock Options
Outstanding at
Name	December 31, 2017 (#)
Yvette E. Landau	48,800
Craig F. Sullivan	24,400
Paul Andrews	24,400

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The shopping center adjacent to the Atlantis (the “Shopping Center”) is owned by Biggest Little Investments, L.P. (“BLI”). John Farahi and Bob Farahi, Co-Chairmen of the Board and executive officers of the Company, and Ben Farahi are the three largest stockholders (“Farahi Family Stockholders”) of Monarch and each also beneficially own limited partnership interests in BLI. Maxum LLC is the sole general partner of BLI, and Ben Farahi is the sole managing member of Maxum LLC. Neither John Farahi nor Bob Farahi has any management or operational control over BLI or the Shopping Center. Until May 2006, Ben Farahi formerly held positions of Co-Chairman of the Board, Secretary, Treasurer and Chief Financial Officer of the Company.

On August 28, 2015, Monarch, through its subsidiary Golden Road, entered into a 20-year lease agreement with BLI for a portion of the Shopping Center (the “Parking Lot Lease”) consisting of an approximate 46,000 square-foot commercial building on approximately 4.15 acres of land adjacent to the Atlantis (the “Leased Property”). The Company demolished the building and converted the land into approximately 300 additional surface parking spaces for the Atlantis. The minimum annual rent under the Parking Lot Lease is $695 thousand commencing on November 17, 2015. The minimum annual rent is subject to a cost of living adjustment increase on each five-year anniversary. In addition, the Company is responsible for payment of property taxes, utilities and maintenance expenses related to the Leased Property. The Company has an option to renew the Parking Lot Lease for an additional 10-year term. If the Company elects not to exercise its renewal option, the Company will be obligated to pay BLI $1.6 million. In 2017, the Company paid $695 thousand for rent and $31 thousand for operating expenses relating to this lease.

In addition, the Atlantis shares a driveway with the Shopping Center and leases approximately 37,400 square feet from BLI (the “Driveway Lease”) for an initial lease term of 15 years, which commenced on September 30, 2004, at an original annual rent of $300 thousand plus common area expenses. The annual rent is subject to a cost of living adjustment increase on each five year anniversary of the Driveway Lease. Effective August 28, 2015, in connection with the Parking Lot Lease, the Driveway Lease was amended to: (i) make the Company solely responsible for the operation and maintenance costs of the shared driveway (including the fountains thereon); (ii) eliminate the Company’s obligation to reimburse the Shopping Center for its proportionate share of common area expenses; and (iii) exercise the three successive five-year renewal terms beyond the initial 15-year term in the existing Driveway Lease Agreement. At the end of the renewal terms, the Company has the option to purchase the leased driveway section of the Shopping Center. The annual rent for the year 2017 was $377 thousand. In addition, the Company paid $24 thousand for operating expenses related to this lease.

The Company occasionally leases billboard advertising, storage space and parking lot space from affiliates controlled by the Farahi Family Stockholders and paid $131 thousand for the year ended December 31, 2017 for such leases.

Because of the above-referenced ownership interests in BLI, the Company’s Audit Committee was delegated full authority by the Company’s Board of Directors to consider, evaluate and, if appropriate, negotiate on behalf of the Company any potential transactions with BLI. The Audit Committee, acting with the advice and assistance of legal and other advisors, evaluated management’s recommendations with respect to addressing short term and long term parking needs of the Atlantis, evaluated alternative parking sites for the Atlantis, including utilizing land owned by the Company, construction of an elevated parking structure on the Atlantis site, nearby land owned by parties unrelated to the Company or its affiliates and other alternatives, including taking no action on parking expansion. After considering what the Audit Committee felt were all reasonably feasible alternatives, the Audit Committee concluded that the Leased Property was the preferred alternative to meet the Company’s needs. The Audit Committee obtained expert independent advice on the fair market value rent of the Leased Property and received reports that the proposed rent for the Lease Property was indicative of market rent. The Audit Committee engaged another independent advisor to analyze the potential incremental gaming revenue benefit from the proposed additional surface parking spaces to be leased under the Parking Lot Lease. Based on the foregoing reports and analyses, including reports from management, and the Audit Committee’s own investigations and negotiations, the Audit Committee determined that the Leased Property is important to the parking expansion strategy of the Company and that the proposed lease transactions, on the terms and subject to the conditions of the Parking Lot Lease and the Driveway Lease Amendment, are advisable, fair to, and in the best interests of the Company and its stockholders and approved the Parking Lot Lease and the Driveway Lease Amendment.

Audit Committee Review

Under applicable Nasdaq listing standards, all related person transactions must be approved by our Audit Committee or another independent body of the Board of Directors. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which the Company is a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. The Company requires that the Audit Committee of the Board review and approve related party transactions. The Audit Committee reviews all related party transactions on a case-by-case basis and approves any such transaction in accordance with Nevada corporate law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and stockholders holding more than 10% of the class of stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during 2017 there were six late filings as shown in the table below.

Name	Transaction Date	Number of Transactions	Form 4 Filing Date
Craig Sullivan	03/16/2017	1	03/21/2017
Bob Farahi	11/08/2017	4	11/14/2017
Richard L. Cooley	11/21/2017	2	12/01/2017
Bob Farahi	11/28/2017	2	12/01/2017
Craig Sullivan	06/08/2017	2	03/29/2018
John Farahi	11/30/2017	10	03/30/2018

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), audited the Company’s financial statements for the fiscal year ended December 31, 2017. EY is expected to have a representative present at the annual meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

The Audit Committee has formally engaged EY to audit the Company’s financial statements for the year ending December 31, 2018.

AUDIT AND RELATED FEES

Audit Fees. The aggregate fees billed by EY for the audit of the Company’s annual financial statement review of financial statements included in the Company’s Form 10‑Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements were $410,000 for the year ended December 31, 2016 and $410,000 for the year ended December 31, 2017.

Audit Related Fees. There were no fees billed for the year ended December 31, 2016 that were not included in the above listed aggregate audit fees billed for assurance and related services by EY that are reasonably related to the performance of the audit or review of the Company’s financial statements. For the year ended December 31, 2017, the Company paid $2,020 in audit related fees for services related to the Form S-8 filing, including the independent auditors’  consent.

Tax Fees. The aggregate fees billed for professional services rendered by EY for tax compliance, tax advice and tax planning were $37,500 and $35,000 for the years ended December 31, 2016 and 2017, respectively. For 2016 and 2017, these services primarily consisted of preparation of the Company’s federal and state corporate tax returns and advice related to a review by the Internal Revenue Service. In addition, in 2017 the Company paid $15,000 for preparation of tax Form 3115 relating to the tax accounting method change for the IRC Section 179D analysis.

All Other Fees. There were no other fees billed by EY for the year ended December 31, 2016. For the year ended December 31, 2017, the Company paid $282,000 in advisory service fees pursuant to green building certification and associated green building property tax abatement.

Audit Committee Pre-Approval Policies and Procedures

As required by the Audit Committee Charter, all services proposed to be provided by outside independent auditors must be approved in advance by the Audit Committee. All services provided by, and all fees paid to, EY in 2016 and 2017 were approved by the Audit Committee.

There were no non-audit services performed by EY in 2016 and 2017.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.

To the Board of Directors of Monarch Casino & Resort, Inc.:

Our role is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in our charter, the Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2017.

We have discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301,  Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received and reviewed the written disclosures and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2017.

THE AUDIT COMMITTEE

By:	Craig F. Sullivan , Chair
Paul Andrews, Member
Yvette E. Landau , Member

CODE OF ETHICS

The Company adopted a Business Ethics Policy and Code of Conduct in 1999, as revised in March 2013, a copy of which may be reviewed on the Company’s website, www.monarchcasino.com. by clicking on Corporate Overview and then Corporate Governance.

VOTING PROCEDURES

The Company will appoint three inspectors of election to determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other acts which may be proper to conduct the election or vote with fairness to all stockholders.

HOUSEHOLDING

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Broadridge in writing: Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717or by telephone: 1-866-540-7095.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Broadridge as indicated above. Beneficial stockholders can request information about householding from their nominee.

OTHER BUSINESS

The Board does not know of any other business which will be presented for action by the stockholders at this annual meeting. However, if any business other than that set forth in the Notice of Annual Meeting of Stockholders should be presented at the annual meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board and will use their discretion and vote all proxies in accordance with their judgment.

The Company’s 2017 annual report on Form 10‑K, including financial statements for the year ended December 31, 2017, along with these proxy materials, are being made available on the Internet, or, when requested, mailed on or about April 27, 2018 to all stockholders of record of the Company as of April 16, 2018.

By order of the Board of Directors,

JOHN FARAHI
Secretary

APPENDIX A:

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MONARCH CASINO & RESORT, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E43269-P04076 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MONARCH CASINO & RESORT, INC. The Board of Directors recommends you vote FOR the director nominees in Proposal 1 and FOR Proposal 2. 1.Election of Directors Nominees: For Against Abstain 1a. John Farahi 1b. Craig F. Sullivan 1c. Paul Andrews 2.To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers. NOTE: Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E43270-P04076 MONARCH CASINO & RESORT, INC. The stockholder hereby appoints John Farahi and Bob Farahi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MONARCH CASINO & RESORT, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., PDT on June 12, 2018, at the Atlantis Casino Resort Spa, 3800 S. Virginia Street, Reno, NV 89502, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and according to the discretion of the proxy holders on any other matter that may properly come before the meeting. Continued and to be signed on reverse side